Exhibit 99.1

Altera Corporation 101 Innovation Drive San Jose, CA 95134 Phone: 408-544-7000

INVESTOR CONTACT	MEDIA CONTACT
Scott Wylie, Vice President	Mark Plungy, Senior Manager
Investor Relations	Corporate Communications
(408) 544-6996	(408) 544-6397
swylie@altera.com	newsroom@altera.com

ALTERA CFO TO RESIGN

SAN JOSE, Calif. June 11, 2009—Altera Corporation (NASDAQ: ALTR) today announced that Timothy R. Morse, senior vice president and chief financial officer, will resign effective June 12 to pursue another opportunity.

A search for a replacement is underway.

James W. Callas, vice-president finance and corporate controller, will serve as acting chief financial officer.

As previously scheduled, Altera will announce its second quarter results on July 14, after the market close.

About Altera

Altera programmable solutions enable system and semiconductor companies to rapidly and cost-effectively innovate, differentiate and win in their markets. Find out more about Altera’s FPGA, CPLD and ASIC devices at www.altera.com.